UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 1, 2018
MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 S. Royal Lane, Suite 200
Coppell, Texas 75019
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Mannatech, Incorporated (the “Company”) has adjusted the roles and responsibilities of certain of its senior officers. Effective January 1, 2018, Landen Fredrick was promoted from Senior Vice President of Global Operations to Chief Global Sales Officer and President, North America. Also effective January 1, 2018, Joel Bikman was promoted from Senior Vice President Sales and Marketing to Chief Operating and Marketing Officer.
Mr. Fredrick and Mr. Bikman’s full biographies and, to the extent applicable, the information required by Item 404(a) of Regulation S-K, are included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2017 (the “2017 Proxy Statement”). Mr. Fredrick’s and Mr. Bikman’s compensation is described in the 2017 Proxy Statement and the Company’s subsequent filings with the Securities and Exchange Commission. Neither Mr. Fredrick nor Mr. Bikman entered into any material plan, contract or arrangement or any material amendment in connection with the change in officer position nor was any award or grant made to either Mr. Fredrick or Mr. Bikman in connection with the change in officer position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2018

MANNATECH, INCORPORATED
By:	/s/ David Johnson
David Johnson
Chief Financial Officer